Exhibit 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to  the incorporation by reference in the Registration

Statement on Form S-8, to  be  filed  on  or  about  May 27, 1998, of Rouge

Industries, Inc. of our report dated January 28, 1998, appearing on Page 29 of  Rouge Industries, Inc. Annual Report on Form 10-K for  the  year  ended

December  31,  1997.   We also consent to the incorporation by reference in

the Registration Statement  of  our report dated June 23, 1997 appearing on page  3 of the Rouge Steel Company  Savings  Plan  for  Salaried  Employees

Annual  Report  on  Form  11-K for the year ended December 31, 1996 and our report dated June 23, 1997  appearing  on page 3 of the Rouge Steel Company

Tax-Efficient Savings Plan for Hourly Employees  Annual Report on Form 11-K

for the year ended December 31, 1996.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Bloomfield Hills, Michigan
May 27, 1998